U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                  CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 21, 2006

                        5G WIRELESS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                         0-30448              20-0420885
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                    Identification No.)

     4136 Del Rey Avenue, Marina del Rey, California            90292
        (Address of Principal Executive Offices)              (Zip Code)

          Registrant's telephone number, including area code:  (310) 448-8022



             (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     Between September 21, 2006 and October 23, 2006, the Company sold a total of 2,255,731 shares of common stock to a total of 31 accredited investors for a total consideration of $202,507 (average of $0.09 per share). These sales were undertaken in offshore transactions under Regulation S in which no directed selling efforts were made in the United States by the Company, or any person acting on behalf of any of the Company. In addition, the other provisions of Rule 903(b)(3)(i) and (iii) were complied with.

     On October 12, 2006, the Company issued 492,841 shares of common stock in connection with the purchase by the Company of certain assets related to the development of time-share market from Global Connect Inc., doing business as Ivado (see Exhibit 10). These shares were valued at $182,351 ($0.37 per share).

     On October 24 and 25, 2006, the Company issued a total of 255,715 to two consultants and one employee of the Company; these shares were valued at $95,756 ($0.37 per share).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (a) On October 16, 2006, Andrew D. McCormac was appointed to the position of chief financial officer and principal accounting officer; prior to that, from May 2006, he served as a consultant to the Company on accounting matters. Mr. McCormac does not have an employment agreement with the Company.

     Mr. McCormac, age 42, has more than 16 years of experience in financial arenas, and has extensive background in managing the financial plans and accounting policies for high growth companies. From December 2001 to May 2006, Mr. McCormac served as the chief financial officer of Storactive, Inc. in Marina del Rey, California, a leader in developing true continuous data protection software for Windows PCs and Exchange Servers. From October 2000 to December 2001, he was a consulting chief financial officer. Prior to that, Mr. McCormac served as senior vice president of finance at Quarterdeck Corporation (before it was acquired by Symantec, Inc.) and a vice president at Countrywide Home Loans. He received a Bachelor of Science degree in accounting in 1986 from the University of Southern California, and is licensed as a certified public accountant in California.

     (b) On November 7, 2006, Kirk Haney and Murray Williams resigned as members of the Company's board of directors. To the knowledge of the executive officers of the Company, these resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: November 14, 2006               By: /s/ Don Boudewyn
                                       Don Boudewyn
                                       Executive Vice President


                               EXHIBIT INDEX

Number                          Description

10     Asset Purchase Agreement between the Company and Global
       Connect, Inc., dated as of September 12, 2006 (not including Schedule 1, Schedule 2, Schedule 3 and Schedule
       4) (incorporated by reference to Exhibit 10 of the Form 8-K filed on October 11, 2006).